UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14(c)-5(d)(2))
☒	Definitive Information Statement

China New Energy Group Company
(Name of the Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
☐	No Fee Required
☐	Fee Computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box is any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, schedule, or registration statement number:

3.	Filing party:

4.	Date filed:

CHINA NEW ENERGY GROUP COMPANY

INFORMATION STATEMENT

April 9, 2010

This information statement is being distributed to the holders of record of (i) common stock, par value $0.001 per share (the “Common Stock”), (ii) Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) and (iii) Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), of China New Energy Group Company, a Delaware corporation (the "Company" or “we”’), at the close of business on March 5, 2010 under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") to advise such stockholders of the following action taken and approved at a special meeting of our Board of Directors held on March 3, 2019 and by written consent, dated March 5, 2010, of the holder of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted:

•
The adoption and approval of an amendment to our Certificate of Incorporation to effect a reverse stock split of our  issued and outstanding shares of Common Stock by a ratio of between one-for-five and one-for-twelve,  inclusive, at the discretion of the Board of Directors, without further approval or authorization  by our stockholders..

This information statement is also being distributed to holders of record of our Common Stock,  Series A Preferred Stock and Series B Preferred Stock,  at the close of business on April 9, 2010,  in connection with the execution and delivery to the Company of a written consent on April 9, 2010, by the holder of a majority in voting interest of the outstanding stock of the Company entitled to vote thereon, adopting resolutions providing for the removal of  Mr. Jiaji Shang as a director of the Company.

As more fully set forth in our preliminary information statement filed on  March 26, 2010,  by written consent dated March 9, 2010 signed by the holder of  a majority in voting interest of the outstanding stock of the Company entitled to vote thereon, such holder had voted to elect Yangkan Chong, Chunming Guo, John D. Kuhns, James Tie Li, Mary Fellows, Shadron Lee Stastney and You-Su Lin as directors, which election was to have been effective on the twentieth day following the date of the mailing of an information statement to our stockholders disclosing such action.  In lieu of  electing such persons as directors such stockholder has acted by written consent dated April 9, 2010 to remove Mr. Shang as a director.  Following the effectiveness of such removal the remaining directors then in office intend to fill the vacancy created by the removal of Mr. Shang by electing Mr. You-Su Lin as a director.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Voting Securities of the Company

As of each March 5, 2010 and April 9, 2010 there were (i) 105,395,032  shares of Common Stock,  (ii)  2,098,918 shares of Series A Preferred Stock and  (iii)  1,116,388 shares of Series B Preferred Stock issued and outstanding and entitled to vote.

Common Stock:  Holders of Common Stock are entitled to one vote per share.

Series A Preferred Stock:  Holders of the Series A Preferred Stock have full voting rights and are entitled to vote with respect to any matter on which holders of Common Stock have the right to vote, including, without limitation, the right to vote for the election of directors, voting together with the holders of Common Stock as one class on an as converted basis.   Each holder of shares of Series A Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock would be converted if converted on the record date for the taking of a vote or, if no record date is established, at the day prior to the date such vote is taken or any written consent of stockholders is first executed.  As of each of March 5, 2010 and April 9, 2010 the Series A Preferred Stock was convertible into Common Stock at the ratio of 35 to 1.  Accordingly, the Series A Preferred Stock is convertible into 73,462,130 shares of Common Stock.

Series B Preferred Stock:   For so long as the number of outstanding shares of Series B Preferred Stock is at least thirty percent (30%) of the total number of shares of Series B Preferred Stock originally issued, the holders of Series B Preferred Stock  vote together as a single class with the holders of the Common Stock and the holders of the Series A Preferred Stock, with the holders of Series B Preferred Stock being entitled to seventy percent (70%) of the total votes on all such matters regardless of the actual number of shares of Series B Preferred Stock then outstanding, and the holders of Series A Preferred Stock and Common Stock being entitled to their proportionate share of the remaining 30% of the total votes.   As of each of March 5, 2010 and April 9, 2010 the number of outstanding shares of Series B Preferred Stock was at least thirty percent (30%) of the total number of shares of Series B Preferred Stock originally issued.

THE REVERSE SPLIT

Our Board of Directors and a majority of our shares entitled to vote thereon have authorized and approved the reverse stock split, which would allow our Board of Directors, in its discretion should it deem it to be appropriate and in the best interests of the Company and its stockholders, to amend our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of Common Stock by a ratio of between one-for-five and one-for-twelve, inclusive, without further approval or authorization by our stockholders.

At the time of the reverse split, based on the reverse split ratio decided by the Board of Directors, holders of outstanding shares of Common Stock will receive certain share(s) of post-reverse split Common Stock for each share(s) of pre-reverse split Common Stock held as of the close of business on the date the amendment to our certificate of incorporation is filed.   No fractional shares of common stock will be issued in connection with the reverse split.  All fractional share amounts resulting from the reverse split will be rounded up to the next whole new share.

Authorization of Reverse Split by the Board of Directors and a Majority of our Stockholders

On March 3, 2010, the Board of Directors, at a special meeting, authorized the filing of an amendment to our certificate of incorporation to effect a reverse stock split of our issued and outstanding shares of Common Stock by a ratio of between one-for-five and one-for-twelve, inclusive, without further approval or authorization by our stockholders. A copy of the resolutions adopted at the special meeting are attached hereto as Exhibit A.

Pursuant to our bylaws and Section 228 of the Delaware General Corporation Law  (“DGCL”), any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if one or more stockholders consents in writing, setting forth the action so taken, and such written consent is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.  Under Section 228 prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent is required to be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that the written consent was delivered to the Company. This Information Statement shall be considered the notice required under Section 228 of the DGCL.

By written consent dated March 5, 2010, the holders of a majority of our outstanding shares entitled to vote thereon on such date (a copy of which is attached hereto as Exhibit B attached hereto) authorized the filing of an amendment to our certificate of incorporation to effect a reverse stock split of our issued and outstanding shares of Common Stock by a ratio of between one-for-five and one-for-twelve, inclusive, without further approval or authorization by our stockholders.

As of the close of business on March 5, 2010, there were (i) 105,395,032  shares of Common Stock,  (ii)  2,098,918 shares of Series A Preferred Stock and  (iii) 1,116,388 shares of Series B Preferred Stock issued and outstanding and entitled to vote.  Under the terms of our certificate of incorporation,  for so long as the number of outstanding shares of Series B Preferred Stock is at least thirty percent (30%) of the total number of shares of Series B Preferred Stock originally issued, the holders of Series B Preferred Stock  vote together as a single class with the holders of the Common Stock and the holders of the Series A Preferred Stock, with the holders of Series B Preferred Stock being entitled to seventy percent (70%) of the total votes on all such matters regardless of the actual number of shares of Series B Preferred Stock then outstanding.  The written consent of our stockholders was signed by the holders of all of the Series B Preferred Stock.  Accordingly, we have obtained the requisite stockholder approval to file the amendment to our certificate of incorporation and are furnishing this Information Statement solely for the purpose of informing stockholders of the reverse split, in the manner required under the Exchange Act, before the amendment to the certificate of incorporation effectuating the reverse split may be filed.

Effective Date of Reverse Split

The reverse split will become effective immediately upon the filing of a certificate of amendment to our certificate of incorporation with the Office of the Secretary of State of Delaware.  The filing will be made at such time as our Board of Directors shall consider appropriate and in the best interests of the Company and its stockholders but no earlier than 20 days after the date this Information Statement is first mailed to our stockholders. At the time of filing, all then outstanding shares of our common stock will be converted, without any action on the part of the stockholders, into a new lesser number of shares of common stock in accordance with the ratio selected by the board of directors (within the range of one for 5 and one for 12, inclusive), except that an additional new share will be issued for each fractional share resulting from the reverse split.

As of March 5, 2010, our Common Stock was held by 225 holders of record.

Reasons for the Reverse Split

The reverse split will reduce the number of our outstanding shares of Common Stock outstanding.

The reverse split action may be taken, among other reasons, in order to enable us to meet initial listing requirements for the Nasdaq Stock Market or other trading markets or exchanges, or to ensure that in the future there is a sufficient number of unissued authorized shares available for use as consideration for acquisitions of synergistic businesses and for issuance in connection with new employee benefit plans which may be adopted. We currently do not have any pending acquisitions or benefit plans pursuant to which equity compensation may be awarded, nor have any acquisitions or benefit plans been proposed; however, given the time and expense associated with convening a special meeting of stockholders, which would be required to consider these issues at a later time, our Board of Directors has determined that it is most efficient and in the best interests of our stockholders for our Board of Directors to have the discretion to implement the reverse stock split, within the range described above, at any time without seeking further approval or authorization by our stockholders. Our Board and our stockholders have approved the ratio of between one-for-five and one-for-twelve, inclusive without further approval or authorization by our stockholders. Our Board of Directors and the holders of a majority of our shares entitled to vote thereon have adopted a resolution, (i) declaring the advisability of the reverse stock split by a ratio of between one-for-five and one-for-twelve, inclusive, without further approval or authorization by our stockholders, (ii) in connection therewith, amending our certificate of incorporation to effect the reverse stock split at a future time but no earlier than 20 days following the mailing of this Information Statement to our stockholders.  Our Board of Directors may subsequently implement, in its discretion, the reverse stock split within the range set forth above based on its determination that the reverse stock split is appropriate and in the best interests of the Company and our stockholders.  If our Board of Directors determines that the reverse stock split is appropriate and in the best interests of the Company and our stockholders, the reverse stock split could become effective on any date selected by our Board of Directors.  Our Board of Directors may only implement the reverse stock split within the range approved.  Moreover, our Board of Directors reserves the right to forego implementing the reverse stock split if such action is determined not to be appropriate and in the best interests of the Company and our stockholders.  If the reverse stock split is subsequently not implemented by our Board of Directors and effected by the date of the next annual meeting of stockholders the proposal will be deemed abandoned, without any further effect.

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of our company with another company), we are not proposing the reverse stock split in response to any effort of which we are aware to accumulate any of our shares or obtain control of our company. Our Board of Directors does not currently contemplate recommending the adoption of any other proposals that could be construed to affect the ability of anyone to take over or change the control of our company.

Effects of the Reverse Split

Voting Rights.

Holders of our Common Stock will continue to have one vote for each share of Common Stock owned after the reverse split. Consequently, the voting and other rights of the holders of the Common Stock will not be affected by the reverse split, other than as a result of the treatment of fractional shares.

Number of Stockholders; Par Value and Authorized Shares.

The number of stockholders of record will not be affected by the reverse split (except that non round lot holder will be eliminated).  The par value and authorized number of shares of Common Stock under our Certificate of Incorporation will remain the same following the effective time of the reverse split.

Public Status; Reporting Requirements.

The Company currently has no intention to go private, and the reverse split is not intended to be the first step in a “going private transaction” and will not have the effect of a going private transaction under Rule 13e-3 of the Exchange Act.  Moreover, the reverse split will not increase the risk of the company becoming a private company in the future. We will continue to be subject to the periodic reporting requirements of the Exchange Act following the reverse split.

Issuance of Additional Shares.

The number of authorized shares of common stock will continue to be 500,000,000 after the reverse split. However, the number of authorized but unissued shares of common stock effectively will be increased significantly by the reverse split because the 105,395,032  shares of common stock outstanding prior to the reverse split (currently representing approximately 21% of the 500,000,000 authorized shares of common stock) will be reduced.   The issuance in the future of such additional authorized shares (including shares of common stock that will be issued upon the conversion of the outstanding preferred stock)  may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock.  The effective increase in the number of authorized, but unissued shares of common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the our certificate of incorporation or bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of the company through a transaction opposed by the board of directors. At this time, other than for the conversion of the preferred stock, the board of directors does not have plans to issue any shares of common stock resulting from the effective increase in the number of our authorized, but unissued shares resulting from the reverse split.

Federal Income Tax Consequences

We will not recognize any gain or loss as a result of the reverse split.

We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the Federal income tax consequences of the reverse split.  The state and local tax consequences of the reverse split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. Stockholders are urged to consult their own tax advisers to determine the particular consequences of the reverse split to them.

Distribution and Costs

We will pay the cost of preparing, printing and distributing this Information Statement. Only one Information Statement will be delivered to multiple stockholders sharing an address, unless contrary instructions are received from one or more of such stockholders. Upon receipt of a written request at the address noted above, we will deliver a single copy of this Information Statement and future stockholder communication documents to any stockholders sharing an address to which multiple copies are now delivered.

Absence of Dissenters’ Rights of Appraisal

Neither the adoption by the Board of Directors, nor the approval by the majority stockholder, of the reverse split provides stockholders any right to dissent and obtain appraisal of or payment for such stockholder's shares under Section 262 of the DGCL, the Certificate of Incorporation or the bylaws.

REMOVAL OF DIRECTOR

On April 9, 2010 the holder of a majority in voting interest of the outstanding stock of the Company entitled to vote thereon executed and delivered to the Company a written consent, adopting resolutions providing for the removal of  Mr. Jiaji Shang as a director of the Company.  A copy of the written consent is attached as Exhibit C to this Information Statement.

Following his removal, our Board of Directors will be comprised of six directors, Yangkan Chong, Chunming Guo, John D. Kuhns, James Tie Li, Mary Fellows and Shadron Lee Stastney.   Pursuant to Section 3.3 of our bylaws, the vacancy created by the removal can only be filled by an affirmative vote of a majority of the remaining directors.

As more fully set forth in our preliminary information statement filed on  March 26, 2010,  by written consent dated March 9, 2010 signed by the holder of  a majority in voting interest of the outstanding stock of the Company entitled to vote thereon, such holder had voted to elect Yangkan Chong, Chunming Guo, John D. Kuhns, James Tie Li, Mary Fellows, Shadron Lee Stastney and You-Su Lin as directors, which election was to have been effective on the twentieth day following the date of the mailing of an information statement to our stockholders disclosing such action.  In lieu of  electing such persons as directors such stockholder has acted by written consent dated April 9, 2010 to remove Mr. Shang as a director.  Following the effectiveness of Mr. Shang’s removal the remaining directors intend to fill the vacancy created thereby by appointing You-Su Lin as a director.

Effective Date

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the removal of Mr. Jiaji Shang from our Board of Directors will be effective twenty calendar days after the date on which this Information Statement is being sent to our stockholders.

Voting Required: Manner of Approval

Under Section 141 of the DGCL “any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as follows:  (1) unless the certificate of incorporation otherwise provides, in the case of a corporation whose board is classified as provided in subsection (d) of this section, shareholders may effect such removal only for cause; or  (2) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there be classes of directors, at an election of the class of directors of which such director is a part.”

The Company’s certificate of incorporation does not provide for a classified board nor does it provide for cumulative voting in the election of directors.

Under Section 228 of the DGCL unless otherwise provided in the certificate of incorporation, any action which may be taken at any annual or special meeting of  stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in this state, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Under Section 228 prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent is required to be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that the written consent was delivered to the Company. This Information Statement shall be considered the notice required under Section 228 of the DGCL.

As of the close of business on April 9, 2010, there were (i) 105,395,032  shares of Common Stock,  (ii)  2,098,918 shares of Series A Preferred Stock and  (iii) 1,116,388 shares of Series B Preferred Stock issued and outstanding and entitled to vote.  Under the terms of our certificate of incorporation,  for so long as the number of outstanding shares of Series B Preferred Stock is at least thirty percent (30%) of the total number of shares of Series B Preferred Stock originally issued, the holders of Series B Preferred Stock  vote together as a single class with the holders of the Common Stock and the holders of the Series A Preferred Stock, with the holders of Series B Preferred Stock being entitled to seventy percent (70%) of the total votes on all such matters regardless of the actual number of shares of Series B Preferred Stock then outstanding.  The written consent of our stockholders was signed by the holder of all of the Series B Preferred Stock which is sufficient under the DGCL and our certificate of incorporation to remove Mr. Shang.

The biographies of our continuing directors as set forth below:

Yangkan Chong, 54, was appointed as our President and Chief Executive Officer effective May 18, 2009.  Mr. Chong has served as a director of the Company since April 27, 2008, and has served as the Vice Chairman of our subsidiary, Tianjin SingOcean Public Utility Development Co., Ltd., since October 2006.  From March 2008 to May 2009, Mr. Chong served as the Deputy Chief Executive Officer of China EnerSave Limited, a renewable energy provider that is listed on the Singapore Stock Exchange, and Mr. Chong started his career with the company as a Senior General Manager in March 2007.  Mr. Chong has more than 20 years of experience in the energy industry, and has held senior level positions with energy-related companies including  China Light & Power (CLP) Hong Kong, Enron International, Edison Mission Energy, Singapore Power and Exxon Oil and other Singapore Government-linked companies.  Mr. Chong holds a Master of Science (Mechanical Engineering) from the National University of Singapore and a Bachelor of Engineering (Mechanical & Production) from the University of Singapore.

Chunming Guo, 49, became a director on April 27, 2008.  Since founding SingOcean on January 19, 2004, Mr. Guo has served as its Chairman, President and Chief Executive Officer.  Prior to this, Mr. Guo served as the Development manager of Tianjin Gas from February 1997 to January 2004.

John D. Kuhns, 59, became a director on October 28, 2008.  Mr. Kuhns has over 30 years of experience in the hydroelectric, power technology and alternative energy industries. In 1981, Mr. Kuhns founded Catalyst Energy, one of the first publicly traded independent power producers in the United States; Mr. Kuhns served as the president and chief executive officer of Catalyst until 1988. Mr. Kuhns served as the chairman and chief executive officer of New World Power Corporation from 1992 to 1996, during which time he worked on the development and financing of hydroelectric projects in China, Argentina, Costa Rica and Mexico, and formed a joint venture with Wuhan Steam Turbine, a state-owned enterprise owned by the City of Wuhan in China to develop hydroelectric projects in Asia. Mr. Kuhns is currently the president, chief executive officer, director and controlling shareholder of Kuhns Brothers, Inc., an investment banking firm founded by Mr. Kuhns in 1986 that specializes in providing financing for power technology ventures and infrastructure companies operating in China. Mr. Kuhns is also a principle of China Hand Fund I, LLC, a hedge fund that focuses on investing in China.  Mr. Kuhns obtained Bachelor of Arts degrees in Sociology and Fine Arts from Georgetown University, a Master of Fine Arts degree from the University of Chicago, and a Master's of Business Administration degree from the Harvard Business School.

James Tie Li, 41, became a director on October 28, 2008.  Mr. Li has extensive investment banking and entrepreneur experience in the U.S. and China. Mr. Li was the founder of, and senior executive with, a number of start-up companies in China including China Hydroelectric Corporation. Mr. Li has been a consultant to Kuhns Brothers, Inc., advising on corporate finance, valuation and acquisition matters related to the firm's China-related equity financing transactions since 2006. In 2002, Mr. Li founded Columbia China Capital Group, a U.S. based boutique investment firm advising Asian firms in mergers and acquisitions, public listing and growth strategy.  Mr. Li obtained a Bachelor of Science degree in accounting from City University of New York and a Master of Business Administration degree from the Columbia University Graduate School of Business. Mr. Li is a Chartered Financial Analyst and a Certified Public Accountant licensed in the State of New Jersey.

Mary Fellows, 47, became a director on August 10, 2009.  Ms, Fellows has been the executive vice president and corporate secretary of China Hydroelectic Corporation since 2006.  Ms. Fellows has been a partner and executive vice president of Kuhns Brothers, Inc., an investment boutique, since 1997.  She is a co-chairman of the Distributed Power Company, a company with investments in solar information publications. From 2003 to 2006, she was a director of GenSelf Corporation.  From 1997 to 2002, she was a corporate secretary of the Solar Electric Light Company. From 1996 to 1999, she was a director of Corporate Administration and corporate secretary of the New World Power Corporation. Ms. Fellows is also a member of the board of directors of China Natural Energy Corporation, China Silicon Corporation, China Electrode Corporation, China Board Mill Corporation, Paragon Semitech USA and Lime Rock, LLC.  Ms. Fellows received her bachelor's degree in Science (Alpha Chi) from Teikyo Post University.

Shadron Lee Stastney, 39, became a director on August 10, 2009.   Mr. Stastney has been a partner at Vicis Capital, LLC, Since June 2004, which is an investment management firm and the managing partner of one of our principal shareholders, Vicis Capital Master Fund.  From July 2001 to May 2004, Mr. Stastney was a managing director of Victus Capital, LP, an investment management firm.  Mr. Stastney received his bachelor's degree in Arts from the University of North Dakota and a Juris Doctor degree from the Yale Law School.

All directors serve until the next annual meeting of stockholders or until their successors are elected and qualified or their earlier resignation or removal.  There are no family relationships between any of the proposed directors.

To the best of our knowledge, none of the proposed directors of the Company has been

·
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

·	convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); or

·
subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting such person’s involvement in any type of business, securities or banking activities or been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Board Composition and Meetings of the Board of Directors

After the effectiveness of the removal of Mr. Shang, the Board of Directors will be composed of the following six members: Yangkan Chong, Chunming Guo, John D. Kuhns, James Tie Li, Mary Fellows and Shadron Lee Stastney. Following the effectiveness of Mr. Shang’s removal the remaining directors intend to fill the vacancy created thereby by appointing You-Su Lin as a director.  All board action requires the approval of a majority of the directors in attendance at a meeting at which a quorum is present.

Policy Regarding Board Attendance

Our directors are expected to attend board meetings as frequently as necessary to properly discharge their responsibilities and to spend the time needed to prepare for each such meeting.  Our directors are expected to attend annual meetings of stockholders, but we do not have a formal policy requiring them to do so.

During 2009, our Board met 8 times and acted by unanimous written consent 7 times.  None of our directors attended fewer than seventy-five percent of the meetings of the Board of Directors and the meetings of the committees on which he serves..

Independent Directors

Our securities are not currently listed on a national securities exchange or on NASDAQ. Such a listing would require that a majority of our Board of Directors be “independent.”  We have not made a determination that any of our directors qualify as “independent directors,” as the term “independent” is defined by the rules of the Nasdaq Stock Market or the AMEX.

Committees

Our Board of Directors has established an Audit Committee and a Compensation Committee.  Neither of these committees has a written charter that has been approved by the Board of Directors.

Audit Committee.

The Board of Directors established an Audit Committee on October 5, 2009. Messrs. John D. Kuhns and James Tie Li currently serve on the Audit Committee.

Our Board of Directors has not determined whether each member of the Audit Committee is “independent” for purposes of the NASDAQ Marketplace Rules and the rules of the SEC as these rules apply to audit committee members.

Our Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Our Board of Directors has designated Mr. John D. Kuhns as an “audit committee financial expert,” as defined under the applicable rules of the Commission.

The Audit Committee intends to adopt a formal charter but has not yet done so.

The Audit Committee retains our independent auditors, reviews and approves the planned scope, proposed fee arrangements and terms of engagement of the independent auditors, reviews the results of the annual audit of our financial statements and the interim reviews of our unaudited financial statements, evaluates the adequacy of accounting and financial controls, reviews the independence of our auditors, and oversees our financial reporting on behalf of the Board of Directors.   In addition, the Audit Committee reviews with our independent auditors the scope and timing of their audit services and any other services they are asked to perform, the independent auditor’s report on our consolidated financial statements following completion of their audit, and our critical accounting policies and procedures and policies with respect to our internal accounting and financial controls.

The Audit Committee held no meetings during 2009 and did not act by written consent.

Compensation Committee.

The Board of Directors established a Compensation Committee on October 5, 2009. Mr. John D. Kuhns, Mr. Shadron L. Stastney and Ms. Mary E. Fellows currently serve on the Compensation Committee.

Our Board of Directors has not determined whether each member of the compensation committee is “independent” for purposes of the NASDAQ Marketplace Rules and the rules of the SEC as these rules apply to compensation committee members.

The Compensation Committee intends to adopt a formal charter but has not yet done so.

The Compensation Committee’s responsibilities include:

•	considering and adopting the compensation philosophy for the Company’s personnel;
•	monitoring and evaluating the compensation and benefits structure of the Company
•	reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer and other executive officers’ compensation;
•
evaluating the Chief Executive Officer’s and other executive officers’ performance in light of corporate goals and objectives and determining and approving the Chief Executive Officer’s and other executive officers’ compensation based on such evaluation;

•	reviewing and approving all compensation for all the non-employee directors and other employees of the Company and its subsidiaries with a base salary greater than or equal to $100,000;
•	reviewing the terms of the Company’s incentive compensation plans, equity-based plans, retirement plans, deferred compensation plans and welfare benefit plans
•	reviewing and approving executive officer and director indemnification and insurance matters
•
reviewing and discussing the Compensation Discussion and Analysis section proposed for inclusion in the Company’s Annual Report on Form 10-K and annual proxy statement with management and recommending to the Board whether such section should be so included

•	preparing and approving the Committee’s report to be included as part of the Company’s annual proxy statement
•	evaluating its own performance on an annual basis and reporting on such performance to the Board;
•	reviewing and reassessing the Compensation Committee Charter and submitting any recommended changes to the Board for its consideration; and
•	having such other powers and functions as may be assigned to it by the Board from time to time

The Compensation Committee held one meeting during 2009 and acted by written consent once.

The Board does not have a Nominating Committee.

Director Compensation

Pursuant to verbal agreements, Messrs. Kuhns, Li and Stastney and Ms. Fellows each receive $20,000 annually for service on our Board of Directors. Pursuant to verbal agreement, Mr. Chong received $20,000 annually for service on our Board of Directors until he was appointed as our CEO on May 11, 2009.  Mr. Chong received a total of $6,668 as his compensation as director.

The Board may award special remuneration to any director undertaking any special services on our behalf other than those services ordinarily required of a director. In 2009, no such special remuneration was paid to any of our directors.

All authorized out-of-pocket expenses incurred by a director on our behalf is subject to reimbursement upon our receipt of required supporting documentation of such expenses.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics relating to the conduct of our business by our employees, officers and directors. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business, including those relating to doing business outside the United States.

Stockholder Communications

The Board does not currently consider Board candidates recommended by security holders but may adopt such a policy in the future in connection with its application for listing on NASDAQ.

EXECUTIVE COMPENSATION

Summary Compensation Table— Fiscal Years Ended December 31, 2009, 2008 and 2007

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods.  No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Yangkan Chong,	2009	88,000	-	-	-	-	-	-	88,000
Chief Executive Officer and Director	2008	-	-	-	-	-	-	-	-

Narrative to Summary Compensation Table

Employment Agreements

 Mr. Chong was appointed as our Chief Executive Officer effective May 18, 2009.  Pursuant to an employment agreement, dated May 11, 2009, by and between the Company and Mr. Chong, Mr. Chong receives an annual salary of $192,000.

On September 28, 2009, Eric Yu Tak Shing was appointed as Chief Financial Officer of the Company. Pursuant to the terms of an employment agreement, dated September 25, 2009, by and between the Company and Mr. Yu, the Company has agreed to pay to Mr. Yu an annual salary of $156,000.

Mr. Shi was appointed as our Chief Operating Officer on May 19, 2009. Pursuant to an employment agreement, by and between the Company and Mr. Shi, Mr. Shi receives an annual salary of $74,000.

Outstanding Equity Awards at Fiscal Year End

None of our executive officers received any equity awards, including, options, restricted stock or other equity incentives during the fiscal year ended December 31, 2009 and 2008.

Director Compensation – 2009

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jia-Ji Shang	-	-	-	-	-	-	-
Chunming Guo	-	-	-	-	-	-	-
Yangkan Chong	6,668	-	-	-	-	-	6,668
John D. Kuhns	20,000	-	-	-	-	-	20,000
James Tie Li	20,000	-	-	-	-	-	20,000
Mary Fellows	10,000						10,000
Shadron Lee Stastney	10,000						10,000

No compensation was paid to Jia-Ji Shang and Chunming Guo, for services as a director during the fiscal year ended December 31, 2009 for service as a member of our Board of Directors.

Compensation Committee Report

The Compensation Committee is currently composed of the three directors named at the end of this report.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Executive Compensation section of this Information Statement. Based upon this review and discussion, the Compensation Committee recommended to our Board of Directors that the Executive Compensation section be included in this Information Statement.

Compensation Committee of the Board of Directors

John D. Kuhns Shadron L. Stastney Mary E. Fellows

Compensation Committee Interlocks and Participation

The Compensation Committee members whose names appear on the Compensation Committee Report above were committee members. None of our executive officers currently serve as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our voting stock as of March 5, 2009 and as of April 9, 2010 (i) by each person who is known by us to beneficially own more than 5% of each class our voting stock; (ii) by each of our executive officers and directors; and (iii) by all of our executive officers and directors as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of China New Energy Group Company, 20F., Center Plaza, No. 188 Jiefang Road, Heping District, Tianjin, China.

	Amount and Nature of Beneficial Ownership (1)
	Common Stock			Series A Convertible Preferred Stock(2)		Series B Convertible Preferred Stock (3)		Total
Name & Address of Beneficial Owner	Shares		% of Class	Shares	% of Class	Shares	% of Class	Voting Power(4)
Yangkan Chong, Chief Executive Officer and Director	4,382,502		4.16%	-	-	-	-	*
Jiaji Shang,	51,026,957	(5)	48.41%	-	-	-	-	8.56%
Chunming Guo, Director	-		-	-	-	-	-	-
Eric Yu Tak Shing, Chief Financial Officer	-		-	-		-	-
Changli Li, Chief Technology Officer	-			-	-	-	-	-
John D. Kuhns, Director, 558 Lime Rock Road Lakeville, CT 06039	9,108,746	(6)	7.998%	321,213	15.3%	-	-	1.99%
James Tie Li, Director, 22 Berkshire Way East Brunswick NJ 08816	306,735	(7)	*	3,476	*	-		*
Mary Fellows Director, 558 Lime Rock Road Lakeville, CT 06039	2,030,089	(8)	1.89%	107,071	5.10%			*
Shadron Lee Stastney Director, 445 Park Ave 16th floor NY,NY 10022	13,901,672	(9)	12.09%	1,546,184	73.67%	1,116,388	100%	79.8%
You-Su Lin 25B New Poly Plaza, No1 North Chaoyangmen St. Dongcheng District Beijing, PRC 100010	870,721	(10)	*	107,071	5.1%			*
All officers and directors as a group (10 persons named above)	81,627,422		64.66%	2,085,015	99.34%	1,116,388	100%	83.88%

Qun Wang Room 2707, 27/F Shui on Centre 6-8 Harbour Road Wanchai Hong Kong PRC	26,041,146	(11)	24.71%	-	-	-	-	4.37%
Quick Rise PRC Room 2707, 27F Shui On Centre 6-8 Harbour Road Wanchi Hong Kong	20,000,000		18.98%	-	-	-	-	3.35%
Waterpower Investments Limited Room 2707, 27F Shui On Centre 6-8 Harbour Road Wanchi Hong Kong PRC	14,807,828		14.05%	-	-	-	-	2.48%
Keen Star Asia Holdings Limited Room 2707, 27/F Shui On Centre 6-8 Harbour Road Wanchai, Hong Kong PRC	9,490,865		9%	-	-	-	-	1.59%
Eternal International Holding Group Limited Room 2707, 27/F Shui On Centre 6-8 Harbour Road Wanchai, Hong Kong PRC	9,490,865		9%	-	-	-	-	1.59%

Vicis Capital Master Fund 445 Park Ave 16th floor NY,NY 10022	13,901,672	(12)	12.09%	1,546,184	73.67%	1,116,388	100%	79.8%

New World Power, LLC 558 Lime Rock Road Lakeville, CT 06039	2,612,157	(13)	2.43%	321,213	15.3%	-	-	1.99%

 * Less than 1%

(1)  Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)  Shares of Series A Preferred Stock, which are convertible into shares of our common stock on the basis of 35 shares of common stock for each share of Series A Preferred Stock.  Holders of Series A Preferred Stock vote with the holders of Common Stock on all matters on an as converted to common stock basis.  Therefore, each share of Series A Preferred Stock is entitled to 35 votes per share whereas each share of common stock is entitled to one vote per share.  2,098,918 shares of Series A Preferred Stock are currently issued and outstanding which is convertible into 73,462,130 shares of Common Stock.  The shares of common stock and Series A Preferred Stock represent 30% of the voting power.

(3)  For so long as the number of outstanding shares of Series B Preferred Stock is at least thirty percent (30%) of the total number of shares of Series B Preferred Stock originally issued, the holders of Series B Preferred Stock shall vote together as a single class with the holders of the Common Stock and the holders of the Series A Preferred Stock, with the holders of Series B Preferred Stock being entitled to seventy percent (70%) of the total votes on all such matters regardless of the actual number of shares of Series B Preferred Stock then outstanding, and the holders of Series A Preferred Stock and Common Stock being entitled to their proportional share of the remaining 30% of the total votes.   As of each of March 5, 2010 and April 9, 2010 the number of outstanding shares of Series B Preferred Stock is at least thirty percent (30%) of the total number of shares of Series B Preferred Stock originally issued. 1,116,388 shares of Series B Preferred Stock are currently outstanding.

(4)  Percentage total voting power represents voting power with respect to all shares of our common stock, Series A Preferred Stock and Series B Preferred Stock, as a single class.  As of March 5, 2010 and April 9, 2010, a total of 105,395,032 shares of our common stock, 2,098,918 shares of our Series A Preferred Stock (or 73,462,130 shares of common stock on an as-converted basis) and 1,116,388 shares of our Series B Preferred Stock (or 39,073,580 shares of common stock on an as-converted basis), are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1).

(5)  Includes the following shares held by entities for which Mr. Shang is deemed to be the beneficial owner: 7,592,692 shares held by Eternal International; 4,382,502 shares held by Victory Boom Investments Limited, a British Virgin Islands corporation; 20,000,000 shares held by Quick Rise Investments Limited, a British Virgin Islands corporation; 14,807,828 shares held by Waterpower Investments Limited, a British Virgin Islands corporation; and 4,243,935 shares held by Lika Investments Limited, a British Virgin Islands corporation.

(6)  Includes 2,557,504 shares underlying warrants to purchase shares of our common stock, as well as the following shares held by entities for which Mr. Kuhns is deemed to be the beneficial owner: 622,420 shares issued as dividends of our Series A Preferred Stock holding by New World Power, LLC,  1,989,737 shares underlying warrants to purchase shares of our common stock held by New World Power, LLC and 3,939,085 shares underlying warrants to purchase shares of our common stock held by Kuhns Brothers Inc.

(7)  Includes 6,735 shares issued as dividends of our Series A Preferred Stock and 300,000 shares underlying warrants to purchase shares of our common stock.

(8)  Includes 207,475 shares issued as dividends of our Series A Preferred Stock and 1,822,614 shares underlying warrants to purchase shares of our common stock.

(9)  Includes the following shares held by Vicis Capital Master Fund for which Shadron Stastney is deemed to be the beneficial owner:  2,996,071shares issued as dividends of our Series A Preferred Stock, 1,327,874 shares issued as dividends of our Series B Preferred Stock and 9,577,727 shares underlying warrants to purchase shares of our common stock.

(10) Includes 207,475 shares issued as dividends of our Series A Preferred Stock and 663,246 shares underlying warrants to purchase shares of our common stock.

(11) Includes the following shares held by entities for which Mr. Wang is deemed to be the beneficial owner: 1,898,173 shares held by Eternal International; 9,490,865 shares held by Keen Star Asia Holdings Limited, a British Virgin Islands corporation; 4,382,502 shares held by Krum Power Group Limited, a British Virgin Islands corporation; 4,382,502 shares held by Clever Keys Group Limited, a British Virgin Islands corporation; 3,188,931 shares held by Oak Lake Investments Limited, a British Virgin Islands corporation; and 2,698,173 shares held by Longwide Investments Limited, a British Virgin Islands corporation.

(12) Includes all shares held by Vicis Capital Master Fund for which Shadron Stastney is deemed to be the beneficial owner.

(13) Includes 622,420 shares issued as dividends of our Series A Preferred Stock and 1,989,737 shares underlying warrants to purchase shares of our common stock.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommended that the stockholders approve the filing of the Certificate of Amendment.

By order of the Board of Directors

/s/ Yangkan Chong

Yangkan Chong
Chief Executive Officer and Director

Date: April 9, 2010

Exhibit A

CERTAIN RESOLUTIONS ADOPTED AT SPECIAL MEETING OF

BOARD OF DIRECTORS

OF

CHINA NEW ENERGY GROUP COMPANY

HELD ON MARCH 3, 2010

Reverse Stock Split

WHEREAS, under the terms of the Series A Convertible Preferred Stock Securities Purchase Agreement dated as of August 8, 2008 between China New Energy Group Company (the “Company”) and China Hand Fund I, LLC (“China Hand), and the Series B Convertible Preferred Stock dated as of April 30, 2009 between the Company and China Hand, the Company is required to effect a reverse stock split for the purpose of listing the Company common stock on a national stock exchange;

WHEREAS, the Board of Directors deems it to be advisable and in the best interests of the Company to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding shares of Common Stock by a ratio of between one for 5 and one for 12, inclusive, at the discretion of the Board;

Now therefore on motion duly made and seconded it was,

RESOLVED, that the Reverse Split be and the same hereby is approved and that a  certificate of amendment to the Company’s Certificate of Incorporation reflecting the proposed reverse split be submitted to the stockholders entitled to vote thereon for approval; and be it further

RESOLVED, that, subject to stockholder approval, the proper officers of the Company be, and each of them hereby is, authorized and directed, in the name of the Company and on its behalf, to execute and file with the Delaware Secretary of State a Certificate of Amendment to the Company’s Certificate of Incorporation effective the proposed stock split.

Exhibit B

WRITTEN CONSENT

OF MAJORITY STOCKHOLDERS

OF

CHINA NEW ENERGY GROUP COMPANY

March 5, 2010

The undersigned, being the holder (the “Holder”) of (i) 100% of the outstanding Series B Preferred Stock of China New Energy Group Company, a Delaware corporation (the "Company"), which entitles the Holder to 70% of the total voting power on all matters submitted to a stockholder vote, and (ii) 1,546,184 shares of the Series A Preferred Stock, which entitles the Holder to approximately 9.08% of the Company’s outstanding voting power, hereby adopt the following resolutions pursuant to the bylaws of the Company and Section 228 of the Delaware General Corporation Law (“DGCL”), as if adopted at a meeting duly held, and expressly waive notice with respect thereto.

RESOLVED, that the Corporation be, and its hereby is, authorized, to execute and deliver an Amendment to the Certificate of Incorporation of the Corporation (the “Split Amendment”), authorizing the Board of Directors to effect a reverse stock split of the outstanding Common Stock by a ratio of between one for five  and one for twelve, inclusive, at the discretion of the Board of Directors without further approval by the stockholders, such Split Amendment to be in such form and to contain such additional terms and conditions as the officers in their sole discretion, shall determine to be necessary appropriate or desirable, any such determination to be conclusively evidenced by the execution and delivery by such officers of the Split Amendment; and be it further

RESOLVED, that the proper officers of the Company be, and they and each of them hereby are, authorized and empowered, in the name of the Company and on its behalf, to execute and file with the Delaware Secretary of State the Split Amendment; and be it further.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of the date first indicated above.

Vicis Capital Master Fund

Name: Keith Hughes
Title:CFO

Exhibit C

WRITTEN CONSENT

OF MAJORITY STOCKHOLDERS

OF

CHINA NEW ENERGY GROUP COMPANY

April 9, 2010

The undersigned, being the holder (the “Holder”) of (i) 100% of the outstanding Series B Preferred Stock of China New Energy Group Company, a Delaware corporation (the "Company"), which entitles the Holder to 70% of the total voting power on all matters submitted to a stockholder vote, and (ii) 1,546,184 shares of the Series A Preferred Stock, which entitles the Holder to approximately 9.08% of the Company’s outstanding voting power, hereby adopt the following resolutions pursuant to the bylaws of the Company and Section 228 of the Delaware General Corporation Law (“DGCL”), as if adopted at a meeting duly held, and expressly waive notice with respect thereto.

RESOLVED, that Mr. Jiaji Shang be and he hereby is removed as a director with such removal to be effective 20 days after the Company sends to all non-consenting stockholders, who would have been entitled to consent to the resolutions hereby adopted, a definitive information statement pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of the date first indicated above.

Vicis Capital Master Fund

Name: Keith Hughes
Title:CFO